EXHIBIT 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Exide Electronics Group, Inc.:


     As independent public accountants, we hereby consent to the incorporation of our report dated October 28, 1996 (except with respect to the January 1997 notification related to the government contract matter discussed in Note 15, as to which the date is January 9, 1997) included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 033-63969, 033-63971, 033-63973, 033-64121, 033-88466, 033-64818, 033-39310, 033-39311,
033-35202 and 333-07891.

                                        /s/ ARTHUR ANDERSEN LLP
Raleigh, North Carolina,
  January 13, 1997